UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2015

Signal Genetics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36483	47-1187261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Signal Genetics, Inc. 5740 Fleet Street Carlsbad, California	92008
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (760) 537-4100

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 8, 2015, Signal Genetics, Inc. (the "Company") entered into a sponsored research agreement (the "Agreement"), dated as of September 8, 2015, with Moffitt Cancer Center ("Moffitt").

Pursuant to the Agreement, the Company agreed to further validate the clinical utility of its MyPRS® test in multiple myeloma and its precursor conditions, smoldering multiple myeloma and MGUS (collectively, asymptomatic monoclonal gammopathies, or AMG). The Company will perform MyPRS® testing on patient specimens to better inform key patient management decisions, including the risk of progression from the constellation of AMG disorders to symptomatic multiple myeloma.

The foregoing is only a brief description of the material terms of the Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Agreement.

Item 7.01. Regulation FD Disclosure.

On September 8, 2015, Signal Genetics, Inc. (the "Company"), issued a press release entitled "Signal Genetics and Moffitt Cancer Center Enter Into Sponsored Research Agreement in Multiple Myeloma" (the "Press Release"). A copy of the Press Release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information contained in Item 7.01 this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed filed for the purposes of Section 18 of the United States Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of Section 18. Furthermore, the information shall not be deemed incorporated by reference into any registration statement or any other filing under the United States Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

On September 8, 2015, the Company updated certain disclosures included in the Company's Annual Report on Form 10-K for the year ended December 31, 2014 as follows:

Under "Item 1. Business—Our Competitive Strengths—Our substantial proprietary estate that protects our exclusive access to the MyPRS® test," the second paragraph is updated as follows:

We currently license, or own outright, 13 issued U.S. patents, one granted European application and one issued Japanese patent (with various expiration dates ranging from 2022 to 2029) and nine pending patent applications, many of which protect and defend our exclusive ability to market the MyPRS® test as well as additional proprietary tests and treatments. We also have two registered U.S. trademarks to further differentiate our products and services in the marketplace.

Under "Item 1A. Risk Factors—Intellectual Property Risks Related to Our Business—If we are unable to maintain intellectual property protection, our competitive position could be harmed," the penultimate sentence of the fifth paragraph are updated as follows:

On July 30, 2015, the USPTO issued updated guidance regarding subject matter eligibility, which we refer to as the July 2015 Update. The July 2015 Update clarifies the guidance issued by the USPTO on December 16, 2014 entitled "2014 Interim Guidance on Patent Subject Matter Eligibility," which we refer to as the 2014 Interim Guidance, for use by USPTO personnel in determining subject matter eligibility in view of recent decisions by the U.S. Supreme Court, which supersedes the March 4, 2014 memorandum and includes a request for public comment on the 2014 Interim Guidance.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated September 8, 2015, entitled "Signal Genetics and Moffitt Cancer Center Enter Into Sponsored Research Agreement in Multiple Myeloma."

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Signal Genetics, Inc. (Registrant)
September 8, 2015 (Date)	/s/ TAMARA A. SEYMOUR Tamara A. Seymour Chief Financial Officer